UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 2008

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AMERALIA, INC.
(Exact name of registrant as specified in its charter)

Utah	0-15474	87-0403973
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9233 Park Meadows Drive, Suite 431, Lone Tree, Colorado 80124
(Address of principal executive offices) (Zip Code)

(720) 876 2373
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities
Item 8.01	Other Events

As recently advised, on September 25, 2008 and as discussed more fully in our current report on Form 8-K of that date, AmerAlia, Natural Soda Holdings Inc. (“NSHI”), Natural Soda, Inc., Bill H. Gunn and Robert van Mourik, Directors and executive officers of AmerAlia (collectively the “AmerAlia Parties”) entered into a Restructuring Agreement with Sentient USA Resources Fund, L.P. (“Sentient”), Sentient USA Resources Fund II, L.P., and Sentient Global Resources Fund III, L.P. (collectively the “Sentient Entities”).

On October 31, 2008, the AmerAlia Parties and the Sentient Entities completed an Amendment to the Restructuring Agreement.  As a result of the amendment, the restructuring transaction was divided into two closings.  In accordance with the amended Restructuring Agreement the first closing occurred on October 31, 2008 as described in our current report on Form 8-K of that date.

The second closing occurred on December 31, 2008.  At the second closing, Sentient purchased an additional 12,149,628 shares of AmerAlia common stock for $4,373,866.  The proceeds from the second closing will be used as: (a) a working capital reserve for AmerAlia of $1,000,000, (b) a reserve solely to fund AmerAlia’s share of capital calls of NSHI, AmerAlia’s share of which we expect to be $2,880,000, and (c) additional working capital for AmerAlia.

As part of the second closing, the Sentient Entities waived the closing condition in the Restructuring Agreement that AmerAlia repay accrued obligations owed to EE Kinder Co.  Further, the Sentient Entities agreed not to take any action against AmerAlia for failure to hold a shareholders meeting prior to December 1, 2008, so long as such meeting is held prior to April 30, 2009.

Following the second closing, Sentient increased its ownership of our common stock to approximately 72.4%.  When combined with its additional purchase rights and options, Sentient’s beneficial ownership is approximately 74.7%

AmerAlia intends that the issuance of the shares of AmerAlia common stock pursuant to the Restructuring Agreement will be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation D promulgated under the Securities Act.

Forward Looking Statements

AmerAlia’s future conduct depends on a number of factors beyond our control, so we cannot assure you we will be able to conduct AmerAlia’s operations as we contemplate in this report.  This report contains various statements using the terms “may”, “expect to”, and other terms denoting future possibilities.  They are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  We cannot guarantee the accuracy of these statements as they are subject to a variety of risks beyond our ability to predict or control.  These risks may cause actual results to differ materially from the projections or estimates contained in this report.  These risks are discussed in our annual reports filed with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERALIA, INC.
(Registrant)

Date: January 6, 2009	By: /s/ Robert van Mourik
Name: Robert van Mourik
Title: Chief Financial Officer

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